ATLANTIC GREEN POWER®

OTC BB: **AGPH**

About Atlantic Green Power

- OTC BB: AGPH
- Founded in 2009
- Independent Power Producer (IPP)
- 79.6 MW in Pipeline
- 512 Acre Solar Farm in Upper Pittsgrove Township, NJ
  - Western Site (60.2 MW)
  - Eastern Site (14.4 MW)
- 47 Acre Solar Farm in Oldmans Township, NJ (5 MW)

Atlantic Green Power - Objectives

- Develop, own and operate utility-scale solar farms
- Upon completion, the Upper Pittsgrove Township, New Jersey solar farm is expected to be the largest solar project in New Jersey and one of the largest in the Northeast
- Preliminary Approval Received on 90 Acres of the Upper Pittsgrove Township Solar Farm (Eastern Site)
- High Projected IRR on Eastern Site (26.5%) with anticipated strong and steady positive cash flow

Why NJ Solar?

- State mandate requires that 30% of the electricity sold in New Jersey must come from renewable sources by the year 2026
  - 7% (or 5,316 GWh) of the above renewable sources is expected to be generated from solar which will yield 5,316,000 Solar Renewable Energy Credits (SRECs)
- Second largest Solar State in Country based on MW production
- SRECs make solar farming a lucrative and profitable business in New Jersey

New Jersey is a Leader in Solar based on MW production

2008 Rank by State	2008 (MW DC)	2007 (MW DC)	07-8 % Change	2008 Market Share	2007 RANK
1. California	178.7	91.8	95%	62%	1
2. New Jersey	22.5	20.4	10%	8%	2
3. Colorado	21.7	11.5	88%	7%	4
4. Nevada	14.9	15.9	-6%	5%	3
5. Hawaii	8.6	2.9	200%	3%	6
6. New York	7	3.8	85%	2%	5
7 Arizona	6.4	3.8	129%	2%	7
8. Connecticut	5.3	2.5	109%	2%	8
9. Oregon	4.8	1.1	330%	2%	11
10.North Carolina	4	0.4	899%	1%	16
All Other States	15.9	7.2	122%	5%	
Total	289.8	160.3	8100%	Source: Larry Sherwood (IREC)	

New Jersey and Federal Incentives

- New Jersey Board of Public Utilities SRECs to be received by AGPH will enhance AGPH's liquidity and cash flow
- Stimulus Grant: 30% of Total System Cost
- 5-Yr Modified Accelerated Cost Recovery System (MACRS) Depreciation

Revenue Model

- **Sale of SRECs:** SRECs are energy credits that a particular entity, such as a utility or a municipality, can buy to satisfy the renewable energy portion of their electricity portfolio
- Sale of Electricity through PPAs (Power Purchase Agreements) with Regional Utilities
- Utilities are behind in their renewable portfolios: the SREC market is necessary to achieve the Renewable Portfolio Standard (RPS) targets

Projected IRR of 26.5%

Year	Annual production (mWh)	SREC Revenue ($mm)	Electricity Revenue ($mm)	Net Cash Flow ($mm)	Cumulative Net Cash Flow ($mm)
1	22,525	11.8	1.35	**-61.9**	-61.9
2	22,412	11.8	1.38	**39.0**	-22.9
3	22,300	11.7	1.40	**13.3**	-9.6
4	22,189	11.6	1.43	**11.3**	1.7
5	22,078	11.6	1.46	**9.8**	13.0
6	21,968	11.5	1.48	**8.3**	22.9
7	21,858	11.5	1.51	**8.3**	31.2
8	21,748	11.4	1.54	**8.3**	39.5
9	21,640	11.4	1.57	**8.3**	47.8
10	21,532	11.3	1.60	**12.1**	56.0

Comparison of Global IRRs



Q110 IRRS (at $1.90/W ASP)
25%
20%
15%
10%
5%
0%
16.1%
19.9%
7.3%
15.8%
4.4%
17.4%
10.9%
12.2%
8.9%
23.2%
10.7%
10.8%
2.4%
13.5%
Spain (Ground Mounted up to 10MWp
Italy (BAPV, 3-20kWp)
Germany-Ground Mount
Germany - Rooftop <= 30kW
California
Greece (<100kWp)
France
Czech Republic
Belgium (Flanders)
Portugal
Switzerland (Ground Based >100kw)
South Korea
China
India

Upper Pittsgrove Solar Farm

- 90 Acres (Eastern Site) of the 512 Acres Received Preliminary Approvals
- Upon completion, the Upper Pittsgrove Solar Farm is expected to be the Largest Solar Farm in New Jersey
- PJM Interconnection Studies Completed
- Environmental Impact Studies Completed

Upper Pittsgrove Solar Farm

Western Site



Eastern Site


ATLANTIC GREEN POWER

Key Investment Considerations

Revenue

Industry High Projected IRR: 26.5%
Recurring Revenue Model
Easy to Sell SRECs & Power

Government

NJ SRECs Make Solar a Smart Investment
Federal Programs pay for 30% of each Project
Potential legislation could create additional value

Capital Requirements

Strong and Steady Positive Cash Flow
Upon completion, it is anticipated that investors will benefit from a strong and steady stream of profits and cash flow from the Upper Pittsgrove Township solar farm

General Statement Regarding Forward-Looking Statements

- Certain information included herein may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended This information includes the plans and objectives of AGPH for future operations and financial objectives. This forward-looking information is subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in the forward-looking information. Factors that could cause actual results to differ materially include, but are not limited to, the uncertainties of general economic, competitive, regulatory and market conditions, the timing and occurrence (or non-occurrence) of transactions and events, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond AGPH's control.

- In addition, the projections set forth herein are based upon assumptions which management believes are reasonable; however, there can be no assurance that such assumptions will reflect the actual operations or results of AGPH. The achievement of any financial projections may be affected by fluctuating economic conditions and dependent upon the occurrence of future events that cannot be assured.